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Exhibit 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2006.9

         BE IT KNOWN THAT, on the 3rd day of October, 2006, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

         Thomas J. Neavitt, as Secretary of the company, is authorized to sign the attached employment agreement with Scott R. Sand. The date of the agreement shall be September 21, 2006.

         The Board wishes to take this opportunity to acknowledge the continuing, indefatigable efforts of Scott Sand as head of the company and wants him to know how much his leadership and effort is appreciated.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on October 3, 2006 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 3rd day of October, 2006 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

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Secretary of Corporation

                                WAIVER OF NOTICE

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on October 3, 2006. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

abstained                                   /s/ Curt Miedema
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Scott R. Sand                               Curt Miedema

/s/ Chris Wirth                             /s/ Yong Sin Khoo
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Chris Wirth                                 Yong Sin Khoo

/s/ Stephen O'Hara                          /s/ John Finazzo
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Stephen O'Hara                              John Finazzo